SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


      Date of Report (Date of earliest event reported): March 27, 2003


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  0-14465                52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)



                    23 Hudson Street, Annapolis, MD 21401
                   (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)

















ITEM 5. - OTHER EVENTS

On March 27, 2003, Sonex Research, Inc. (the "Company") posted the following announcement on its website (www.sonexresearch.com):


                        SONEX CHAIRMAN RESIGNS

ANNAPOLIS, MARYLAND, March 27, 2003 - SONEX RESEARCH, INC. (OTC BB: SONX) announced today that Mr. John H. Drewanz resigned this week as a director of the Company. He submitted his resignation on March 24, 2003 to be effective immediately. Mr. Drewanz, a director since October 2001, had served as the Chairman of the Board since October 9, 2002. The Company indicated that no replacement for Mr. Drewanz has been named.

According to Sonex CEO and founder Dr. Andrew A. Pouring, Mr. Drewanz told other directors following Monday's quarterly Board meeting that he had made all the contributions he could as a director and believes Sonex is in capable hands with its current management and other members of the Board. Mr. Drewanz, a resident of the Annapolis, Maryland, area, is a private investor who spent thirty years as a college professor at the University of Maryland, University of Baltimore, American University and Anne Arundel (Maryland) Community College. Mr. Drewanz also owned his own real estate firm and has developed many properties in the Baltimore and Annapolis vicinity.


Contact: George E. Ponticas, CFO, 410-266-5556, email: sonex@erols.com, website: www.sonexresearch.com.



ABOUT SONEX

Sonex Research, Inc., a leader in the field of combustion technology, is developing its patented Sonex Combustion System (SCS) piston-based technology for in-cylinder control of ignition and combustion, designed to increase fuel mileage and reduce emissions of internal combustion engines. Sonex plans to complete development, commercialize and market its SCS Stratified Charge Radical Ignition (SCRI) combustion process to the automotive industry in response to forthcoming increases in national vehicle fuel mileage standards. Presently, high mileage, roomy and safe five-passenger automobiles using gasoline, direct injected (GDI) engines are sold only in Japan and Europe due to high emissions. Sonex intends to conclusively demonstrate that SCS-SCRI will enable GDI engined vehicles to achieve 50 mpg (highway) while meeting emissions standards to permit sale in the U.S. as a viable, near-term alternative to longer-term solutions such as improvements in hybrid propulsion systems or years of further R&D required for fuel cell technology to become practical.

Additionally, independent third-party testing has confirmed the potential of the SCS application for DI diesel engines to reduce harmful soot in-cylinder without increasing fuel consumption. Sonex is pursuing joint marketing and commercialization programs for the SCS low soot technology with committed industrial partners.

Other SCS designs are being used to convert gasoline engines of various sizes to operate on safer, diesel-type "heavy fuels" for use in military and commercial applications requiring light weight and safe handling and storage of fuel. Examples include UAVs (unmanned aerial vehicles) and ATVs (all-terrain vehicles) such as those used by U.S. defense forces in Afghanistan, as well as outboard engines, small watercraft used as targets, and generator sets.


CAUTION REGARDING FORWARD-LOOKING STATEMENTS

"Forward-looking" statements contained in this announcement, as well as all publicly disseminated material about the Company, are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Act. Such statements are based on current expectations, estimates, projections and assumptions by management with respect to matters such as commercial acceptance of the SCS technology, the impact of competition, and the Company's financial condition or results of operations. Readers are cautioned that such statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements. Additional information regarding the risks faced by Sonex is provided in the Company's periodic filings with the Securities and Exchange Commission under the heading "Risk Factors". Such filings are available upon request from the Company or online in the EDGAR database at www.sec.gov.


                                 ###



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 26, 2003

SONEX RESEARCH, INC.
Registrant

/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer